Exhibit 10.4

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT, dated as of [•], 2024 (as it may be amended, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is entered into by and among OneStream, Inc., a Delaware corporation (the “Corporation”), and KKR Dream Holdings LLC, a Delaware limited liability company (“KKR”).

WHEREAS, KKR and certain of its Affiliates are stockholders of the Corporation;

WHEREAS, the Corporation is contemplating an offering and sale of shares of Class A Common Stock (as defined below) in an underwritten initial public offering (the “IPO”);

WHEREAS, immediately following the consummation of the IPO, KKR and certain of its Affiliates will remain stockholders of the Corporation; and

WHEREAS, in connection with the IPO, the Corporation and KKR wish to set forth certain understandings between such parties, including with respect to certain governance and voting matters.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the parties hereto hereby agree as follows:

1.
Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Action” means any claim, charge, demand, action, cause of action, inquiry, audit, suit, arbitration, indictment, litigation, hearing or other proceeding (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private).

“Affiliate” means (i) with respect to any Person (other than a KKR Investor), an “affiliate” of such Person as defined in Rule 405 of the Securities Act, and (ii) with respect to any KKR Investor, an “affiliate” of such KKR Investor as defined in Rule 405 of the Securities Act and any investment fund, vehicle, managed account or holding company with respect to which Kohlberg Kravis Roberts & Co. L.P. or an Affiliate thereof serves as the general partner, managing member, discretionary manager or advisor, or in any such similar capacity; provided, however, that notwithstanding the foregoing, no KKR Investor shall be deemed to be an Affiliate of the Corporation or any Subsidiary or controlled Affiliate of the Corporation (or vice versa).

“Agreement” has the meaning set forth in the introductory paragraph.

“Applicable Exchange Listing Standards” has the meaning set forth in Section 2(a).

“Associated Person” has the meaning set forth in Section 3(o).

“Board” means the Corporation’s board of directors.

“Business Day” means any calendar day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

“Certificate of Incorporation” means the certificate of incorporation of the Corporation, as in effect on the date hereof and as may be amended, amended and restated or otherwise modified from time to time.

“Chosen Courts” has the meaning set forth in Section 3(h).

“Class A Common Stock” means a series of Common Stock designated in the Certificate of Incorporation as Class A Common Stock.

“Class B Common Stock” means a series of Common Stock designated in the Certificate of Incorporation as Class B Common Stock.

“Class C Common Stock” means a series of Common Stock designated in the Certificate of Incorporation as Class C Common Stock.

“Class D Common Stock” means a series of Common Stock designated in the Certificate of Incorporation as Class D Common Stock.

“Common Stock” means the common stock, par value $0.0001 per share, of the Corporation.

“Company” means OneStream Software LLC, a Delaware limited liability company.

“control”, “controlled” or “controlling” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of company securities, by contract or otherwise.

“Corporation” has the meaning set forth in the introductory paragraph.

“Directors” means the directors of the Corporation at the applicable time.

“EDGAR” means the SEC’s publicly available electronic data gathering, analysis and retrieval system.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

“Equity Incentive Plan” means the Corporation’s 2024 Equity Incentive Plan, including any assumed equity originally issued by the Company pursuant to its 2019 Equity Incentive Plan (as amended, amended and restated or otherwise modified from time to time).

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court, in each case, having jurisdiction over the Corporation or any of its Subsidiaries or any of the property or other assets of the Corporation or any of its Subsidiaries.

“Lead Independent Director” has the meaning set forth in Section 2(d).

“IPO” has the meaning set forth in the introductory paragraph.

“KKR” has the meaning set forth in the introductory paragraph.

“KKR Director(s)” has the meaning set forth in Section 2(a).

“KKR Investors” means KKR, its Affiliates and its and their respective successors, assigns and Permitted Transferees (as defined in the Certificate of Incorporation).

“Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an exempted company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholders” means holders of Common Stock.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the limited liability company, partnership or other similar ownership interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing member, general partner or analogous controlling Person of such limited liability company, partnership, association or other business entity. Unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Corporation.

2.
Operative Provisions.
(a)
Nomination of Directors. As of the date hereof and for so long as the KKR Investors beneficially own, on a collective basis:
(i)
at least 40% of the outstanding shares of Common Stock, KKR shall have the right, but not the obligation, to nominate to the Board a number of Directors (rounded up to the nearest whole number) equal to the authorized number of Directors of the Board at such time multiplied by 50.1%; and
(ii)
at least 10%, but less than 40%, of the outstanding shares of Common Stock, KKR shall have the right, but not the obligation, to nominate to the Board a number of Directors (rounded up to the nearest whole number) equal to the authorized number of Directors of the Board at such time multiplied by such percentage of the outstanding shares of Common Stock beneficially owned collectively by the KKR Investors.

The Corporation agrees, to the fullest extent permitted by applicable law and the listing standards of the stock exchange on which the Class A Common Stock is then listed (the “Applicable Exchange Listing Standards”), to take all necessary and desirable actions to (1) include in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing Directors the individuals designated pursuant to this Section 2(a) (to the extent that Directors of such nominee’s class are to be elected at such meeting for so long as the Board is classified), (2) nominate and recommend each such individual to be elected as a Director as provided herein, and (3) solicit proxies or consents in favor thereof.

The Corporation is entitled, solely for the purposes set forth in this Section 2(a), to identify each such individual as a KKR Director pursuant to this Agreement.

In the event that KKR has nominated fewer than the total number of designees KKR is entitled to nominate pursuant to this Section 2(a), KKR shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case the Corporation and the Directors shall take all necessary corporate action, to the fullest extent permitted by applicable law, to (x) enable KKR to nominate and effect the election or appointment of such additional individuals, and (y) to effect the election or appointment of such additional individuals nominated by KKR to fill such newly-created directorships or to fill any other existing vacancies.

Any such Director(s) nominated pursuant to this Section 2(a) shall be the “KKR Director” or “KKR Directors,” as applicable.

(b)
Vacancies of Directors. Unless the Board otherwise requests, in the event of a reduction in the number of KKR Directors to be nominated in accordance with the provisions of Section 2(a), KKR shall use its best efforts to obtain the resignations of the number of KKR Directors corresponding with such reduction. If a vacancy is created at any time by the death, disability, removal or resignation of any KKR Director nominated pursuant to Section 2(a), other than the removal or resignation of a KKR Director due to a reduction in the number of KKR Directors to be nominated in accordance with the provisions of Section 2(a), if requested by KKR, the remaining Directors shall, to the fullest extent permitted by applicable law, cause the vacancy created thereby to be filled by a new nominee, designee or appointee, of KKR as soon as possible, and the Corporation agrees to take, to the fullest extent permitted by applicable Law at any time and from time to time, all actions necessary to accomplish the same.
(c)
Chairperson of the Board. As of the date hereof and for so long as the KKR Investors beneficially own on a collective basis at least 25% of the outstanding shares of Common Stock, the Corporation shall take all action necessary to ensure that KKR shall have the right to appoint (including filling any vacancy in the position of chairperson of the Board) a then-serving Director as the chairperson of the Board and to remove any person serving as chairperson of the Board of Directors from such position.
(d)
Lead Independent Director. As of the date hereof, and for so long as the KKR Investors beneficially own on a collective basis at least 25% of the outstanding shares of Common Stock, the Corporation shall take all action necessary to ensure that KKR shall have the right to appoint (including filling any vacancy in the position of Lead Independent Director) a then-serving Director as the Lead Independent Director (as defined in the Corporation’s corporate governance guidelines, as may be amended, amended and restated or otherwise modified from time to time, the “Corporate Governance Guidelines”) of the Board and to remove any person serving as Lead Independent Director from such position. For so long as the KKR Investors beneficially own on a collective basis at least 25% of the outstanding shares of Common Stock, the Corporation shall take all action necessary to ensure that the Corporate Governance Guidelines are not amended, modified, supplemented and/or restated with respect to the role, responsibilities or duties of the Lead Independent Director without the consent of KKR.
(e)
Committee Membership. Subject to applicable law and Applicable Exchange Listing Standards, the Board may delegate any of its power and authority to manage the business and affairs of the Corporation to any standing or special committee upon such terms as it sees fit as permitted by law and as set forth in the resolutions creating such committee. As of the date hereof, the Board has designated the following committees: the (i) Audit Committee and (ii) Compensation, Nominating and Governance Committee. For so long as KKR is entitled to nominate at least one KKR Director to the Board in accordance with Section 2(a), KKR shall also be entitled to designate at least one KKR Director to each committee of the Board, including those formed after the date hereof; provided, however, that any such

KKR Director designee must at all times remain eligible to serve on the applicable committee under applicable law and the Applicable Exchange Listing Standards, including any applicable general and heightened independence requirements (subject in each case to any applicable exceptions, including those for newly public companies and for “controlled companies,” and any applicable phase-in periods); provided, further, that any special committee established to evaluate any transaction in which any of the KKR Investors or KKR Directors has an interest which is in conflict with the interests of the Corporation, as reasonably determined by a number of Directors equal to at least one-third of the Whole Board of Directors (as defined in the Certificate of Incorporation), shall not include any KKR Director. If the continued service of a committee member designated by KKR would cause the Corporation to violate any applicable law or Applicable Exchange Listing Standard, including any applicable general and heightened independence requirements, KKR shall use their best efforts to obtain the resignation of such nominee from the applicable committee. It is understood by the parties hereto that no KKR Director is required to be designated by KKR on any committee and any failure by KKR to exercise such right in this section in a prior period shall not constitute any waiver of such right in a subsequent period. Unless otherwise determined by the Board, each committee shall keep regular minutes and report to the Board as appropriate.
(f)
No Liability for Election of Recommended Directors. None of the Corporation, the KKR Investors, nor any officer, director, stockholder, partner, employee or agent of any such party, makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.
(g)
Protective Provisions. As of the date hereof and for so long as the KKR Investors beneficially own on a collective basis at least 25% of the outstanding shares of Common Stock, the Corporation shall not, without first obtaining the written consent or agreement of KKR, take any of the following actions:
(i)
enter into a transaction or agreement that would result in a Change of Control (as defined in the Certificate of Incorporation) of the Corporation; or
(ii)
terminate, hire or appoint a chief executive officer (or other person performing the duties of principal executive officer) of the Corporation.
(h)
Information Rights.
(i)
The Corporation shall, and shall cause its Subsidiaries to, keep proper books, records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Corporation and each of its Subsidiaries in accordance with generally accepted accounting principles. As of the date hereof and for so long as the KKR Investors beneficially own on a collective basis at least 5% of the outstanding shares of Common Stock, the Corporation shall, and shall cause its Subsidiaries to, permit KKR and its designated representatives, at reasonable times and upon reasonable prior notice to the Corporation, to review the books and records of the Corporation or any of such Subsidiaries and to discuss the affairs, finances and condition of the Corporation or any of such Subsidiaries with the officers of the Corporation or any such Subsidiaries.
(ii)
As of the date hereof and for so long as the KKR Investors beneficially own on a collective basis at least 5% of the outstanding shares of Common Stock, the Corporation shall, upon the reasonable request of KKR, deliver to KKR:

(1)
as soon as practicable, but in any event within 90 calendar days after the end of each fiscal year of the Corporation, (A) a balance sheet as of the end of such year, (B) statements of income and of cash flows for such year, and (C) a statement of stockholders’ equity as of the end of such year, all of which shall be audited and certified by independent public accountant(s) of nationally recognized standing selected by the Corporation;
(2)
as soon as practicable, but in any event within 45 calendar days after the end of each of the first three fiscal quarters of each fiscal year of the Corporation, unaudited statements of income and of cash flows for such fiscal quarter, an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP);
(3)
as soon as practicable, but in any event with 45 calendar days after the end of each fiscal quarter, financial and operating information presented in a manner consistent (including as to information presented and level of detail) with financial and operating reports historically provided by the Company to KKR during the period preceding the consummation of the IPO pursuant to the provisions of the Fifth Amended and Restated Operating Agreement of the Company, as amended; and
(4)
as soon as practicable, but in any event within 30 calendar days of the end of each calendar month, only to the extent provided to the Board, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP);

provided, that the Corporation may satisfy any or all of its obligations under this Section 2(h)(ii) in whole or in part by reference to its filings with the SEC that are publicly available on EDGAR.

3.
Miscellaneous.
(a)
Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made (i) when delivered personally to the recipient, (ii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid) or (iii) when transmitted, if sent by email transmission before 5:00 p.m. Birmingham, Michigan time on a Business Day, and otherwise on the next Business Day. Such notices, demands and other communications shall be sent to the Corporation and KKR at the addresses indicated below or, in each case, to any such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

If to the Corporation, to:

OneStream, Inc.

191 N. Chester Street

Birmingham, Michigan 48009

Attn: Chief Financial Officer; General Counsel and Secretary

Email: bkoefoed@onestreamsoftware.com; hkoczot@onestreamsoftware.com with a copy (which copy shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

Attn: Allison Spinner; Michael Nordtvedt; Victor Nilsson

E-mail: aspinner@wsgr.com; mnordtvedt@wsgr.com; vnilsson@wsgr.com

If to KKR, to:

c/o [•]

[•]

with copies (which shall not constitute notice) to:

Jones Day

1755 Embarcadero Road

Palo Alto, California 94303

Attn: Timothy Curry

E-mail: tcurry@jonesday.com

(b)
Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and such invalid, illegal or unenforceable provision shall be replaced with a valid, legal and enforceable provision for such jurisdiction that as closely as possible reflects the parties’ intent with respect thereto, or if not possible, this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
(c)
Headings and Sections. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the words “including” or “include” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “or,” “either” and “any” shall not be exclusive.
(d)
Amendment. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Corporation and KKR.

(e)
Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach. Any waiver by the Corporation or KKR of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall only be effective if executed in writing by the party making such waiver.
(f)
Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that KKR shall be entitled to assign, in whole or in part, any of its rights hereunder to any of its Permitted Transferees without such prior written consent.
(g)
Remedies. Each party hereto shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any applicable law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.
(h)
Governing Law; Venue and Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Court of Chancery of the State of Delaware and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom (together, the “Chosen Courts”), for the purposes of any Action arising out of this Agreement (and agrees that no such Action relating to this Agreement shall be brought by it or any of its Subsidiaries except in such courts). Each of the parties further agrees that, to the fullest extent permitted by applicable law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth in Section 3(a) shall be effective service of process for any Action in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any Action arising out of this Agreement or any of the other transactions contemplated by this Agreement in the Chosen Courts, or that any such Action, brought in any such court has been brought in an inconvenient forum.
(i)
Mutual Waiver of Jury Trial. As a specifically bargained inducement for each of the parties to enter into this Agreement (with each party having had opportunity to consult counsel), each party hereto expressly and irrevocably waives the right to trial by jury in any lawsuit or legal proceeding relating to or arising in any way from this Agreement or the transactions contemplated herein, and any lawsuit or legal proceeding relating to or arising in any way from this Agreement or the transactions contemplated herein shall be tried in a court of competent jurisdiction by a judge sitting without a jury.
(j)
No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.
(k)
Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. There are no other agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein.
(l)
Counterparts. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument with respect to each agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other electronic transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. No party hereto or to any such agreement or instrument shall raise the use of facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other electronic transmission method to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of such method as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.
(m)
Further Action. The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.
(n)
Termination. This Agreement shall terminate on the earlier to occur of (i) such time as the KKR Investors no longer beneficially own on a collective basis at least 5% of the outstanding shares of Common Stock and (ii) the delivery of a written notice by KKR to the Corporation requesting that this Agreement terminate; provided, however, that such termination shall not affect rights or obligations expressly stated to survive such cessation of ownership of Common Stock.
(o)
No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that any party hereto may be a partnership or limited liability company, each party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the named parties hereto shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any other party (or any of their successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any KKR Investor (or any successors or permitted assignees of a KKR Investor) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the named parties hereto (each, but excluding for the avoidance of doubt, the named parties hereto, an “Associated Person”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such party against the Associated Persons, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Associated Person, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first above written.

ONESTREAM, INC.

By:
Name:	Thomas Shea
Title:	Chief Executive Officer

[Signature Page to Stockholders’ Agreement]

KKR DREAM HOLDINGS LLC

By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]